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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 23, 2001

BEST BUY CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-9595 (Commission File Number)	41-0907483 (I.R.S. Employer Identification No.)
7075 Flying Cloud Drive Eden Prairie, Minnesota (Address of Principal Executive Offices)	55344 (Zip Code)

Registrant's telephone number, including area code: (952) 947-2000

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    As previously reported, on December 7, 2000, Best Buy Co., Inc. ("Best Buy"), a Minnesota corporation, announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated December 6, 2000, by and among Best Buy, EN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Best Buy (the "Purchaser"), and Musicland Stores Corporation, a Delaware corporation ("Musicland"). Pursuant to the Merger Agreement, on December 21, 2000, the Purchaser and Best Buy commenced a cash tender offer to acquire all of the issued and outstanding shares of common stock of Musicland, par value $.01 per share (the "Shares"), at a price of $12.55 per share in cash (the "Offer").

    On January 23, 2001, Best Buy announced the successful completion of the Offer. The Offer expired at 12:00 midnight on January 22, 2001, at which time 30,017,211 shares, or 93.4%, of Musicland's Shares had been tendered, excluding Shares tendered pursuant to procedures for guaranteed delivery. Payment for the Shares tendered has been made through Wells Fargo Shareowner Services, the depositary for the Offer.

    On February 1, 2001, Best Buy announced the completion of the merger (the "Merger") of the Purchaser with and into Musicland, effective 11:59 p.m. on January 31, 2001 (the "Effective Time"). At the Effective Time, Musicland became a wholly-owned subsidiary of Best Buy. Trading in Musicland Shares on the New York Stock Exchange was halted. At the Effective Time, all Shares not tendered in the Offer were canceled and each Share (except for Shares held by Best Buy, the Purchaser or by Musicland as treasury shares) was converted into the right to receive $12.55 net in cash, without interest, subject to the rights of the holders of the Shares to exercise appraisal rights.

    The aggregate funds required to consummate the Offer and the Merger (excluding fees and expenses) are approximately $403 million and have been provided by Best Buy from its available working capital.

    Following the Merger, Musicland will be operated as a wholly-owned subsidiary of Best Buy. Best Buy intends to continue its review and evaluation of Musicland and its subsidiaries and their respective assets, businesses, corporate structure, capitalization, operations, properties, policies, management and personnel. Generally, Best Buy intends to integrate Musicland's business into Best Buy's business, with a view to achieving operating efficiencies and cost savings while maintaining and enhancing customer service. Musicland operates its business from more than 1,300 retail stores in 49 states under the trade names Sam Goody, Suncoast, Media Play and On Cue.

    This description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as an Exhibit and is incorporated herein by reference. On February 1, 2001, Best Buy issued a press release regarding the Merger, which is attached hereto as an Exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial statements of businesses acquired.

    Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(b)
Pro forma financial information.

    Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(c)
Exhibits.

    The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated December 6, 2000, by and among Best Buy Co., Inc., EN Acquisition Corp. and Musicland Stores Corporation (incorporated by reference to Exhibit No. 2.1 to Best Buy's Current Report on Form 8-K filed with the SEC on December 8, 2000).
99.1
Press Release issued by Best Buy on February 1, 2001. Any Internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEST BUY CO., INC. (Registrant)
By:	/s/ ALLEN U. LENZMEIER
	Name:	Allen U. Lenzmeier
	Title:	Executive Vice President and Chief Financial Officer

Date: February 1, 2001

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES